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                                                                     EXHIBIT 5.1

  [LETTERHEAD OF WILSON, SONSINI, GOODRICH & ROSATI, PROFESSIONAL CORPORATION]


                                 July 15, 1998


Atmel Corporation
2325 Orchard Parkway
San Jose, CA 95131

     RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

          We are acting as counsel for Atmel Corporation, a California corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of $340,400,000 aggregate principal amount at maturity of Zero Coupon Convertible Subordinated Debentures due 2018 (the "Debentures"), and such indeterminate number of shares of Common Stock, no par value (the "Common Stock"), of the Company, as may be required for issuance upon conversion of the Debentures (the "Conversion Shares"). The Debentures and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Debentures and the Conversion Shares. (Such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement").

          We are of the opinion that the Debentures have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture, dated as of April 21, 1998, between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Indenture"). We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Debentures in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation

                                   /s/ Wilson Sonsini Goodrich & Rosati